Exhibit 10-02

www.legacywineandspirits.com

May 15, 2008

Legacy Wine & Spirit Merchants Ltd.

Shop 7 G/F 38-48 Wharf Road

North Point, Hong Kong

Dear Sirs:

Re: Agreement dated May 5, 2008 between

Legacy Wine & Spirits International Ltd. (“LI”)

and Legacy Wine & Spirits Merchants Ltd. (“LM”)

The above mentioned agreement was duly signed on May 5, 2008. Legacy Wine & Spirits International Ltd. (the “Company”) filed documentation to effect a name change from Legacy Mining Ltd., to be effective May 2, 2008.  This name change was approved by the National Association of Securities Dealers (“NASD”), however, another governing body, Financial Industry Regulatory Authority. (“FINRA”) was recently given the authority to effect name changes as well. FINRA is the largest non-governmental regulator for all securities firms doing business in the United States. FINRA is dedicated to investor protection and market integrity through effective and efficient regulation and complementary compliance and technology-based services.

We are awaiting the final approval from FINRA for the name change and as such, need your consent to agree that the agreement dated May 5, 2008 named above will take effect on the same day the Company receives its approval from FINRA. Please provide your consent by signing below and returning one copy to our office.

Yours truly,

Legacy Wine & Spirits International Ltd.                       Legacy Wine & Spirits Merchants

Ltd. consents the agreement takes
                                                                                    effect the day of the name change.

/s/: R. Klein

Robert Klein                                                                 Signed:  /s/: M. Liu
President                                                                       Date:    May 23,  2008

Legacy Wine & Spirits International Ltd.   385 52 Ave., Pointe-Calumet, Quebec, J0N 1G4

 Phone: 1-888-488-6882      Fax: 1-888-265-0498     E-mail:  info@legacywineandspirits.com